Exhibit 4.7


                    FIRST AMENDMENT TO AMENDED AND RESTATED1
                      FIVE-YEAR REVOLVING CREDIT AGREEMENT
                      ------------------------------------

         THIS AMENDMENT (herein so called) is entered into as of February 7, 2003, among COMCAST CABLE COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), COMCAST CORPORATION (formerly known as AT&T Comcast Corporation), a Pennsylvania corporation ("Parent"), the Lenders party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

         Borrower, Parent, Lenders and Administrative Agent are party to the Five-Year Revolving Credit Agreement dated as of August 24, 2000, as amended and restated by the Amended and Restated Five-Year Revolving Credit Agreement effective as of November 18, 2002 (the "Credit Agreement"), and have agreed, upon the following terms and conditions, to amend the Credit Agreement in certain respects. Accordingly, for valuable and acknowledged consideration, Borrower, Parent, Lenders and Administrative Agent agree as follows:

         1. Terms and References.
            --------------------
Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to "Sections" are to the Credit Agreement's sections.

         2. Amendments.
            ----------

                  (a) Section 6.01(a) is amended to read in its entirety as follows:

                           "As soon as  available,  but in any event  within 105
                  days (in the case of clause (i) below) or 120 days (in the case of clause (ii) below) after the end of each fiscal year of Parent ending after the Effective Date, consolidated balance sheets as at the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year, of (i) Parent and its consolidated Subsidiaries and (ii) the Restricted Group, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to Administrative Agent;"

                  (b) Section 6.01(b) is amended to read in its entirety as follows:

                           "As soon as  available,  but in any  event  within 60
                  days after the end of each of the first three fiscal quarters of each fiscal year of Parent ending after the Effective Date, consolidated balance sheets as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Parent's fiscal year then ended, of (i) Parent and its consolidated Subsidiaries and (ii) the Restricted Group, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its consolidated Subsidiaries or of the Restricted Group,

                  ------------------------------
                  1  Conformed to reflect signatures

                                       First Amendment to Amended and Restated
                                       Five-Year Revolving Credit Agreement
                                       ------------------------------------
                  as applicable, in accordance with GAAP, subject only to pro forma adjustments and normal year-end audit adjustments, except for the financial statements of the Restricted Group, which will be in accordance with GAAP except for the exclusion of the Unrestricted Subsidiaries; and"

         3. Conditions  Precedent to Effectiveness of Amendment.
            ---------------------------------------------------
This Amendment shall not be effective until Administrative Agent receives counterparts of this Amendment executed by Borrower, Parent, Required Lenders and Administrative Agent.

         4. Representations.
            ----------------
Borrower represents and warrants to Lenders that as of the date of this Amendment, no Default or Event of Default has occurred and is continuing.

         5. Effect of Amendment.
            -------------------
This Amendment is a Loan Document. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6. Expenses.
            --------
Borrower shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.

         7.  Miscellaneous.
             -------------
Unless stated otherwise herein, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document and (f) this Amendment and the Credit Agreement, as amended by this Amendment, constitute the entire agreement and understanding among the parties hereto and supercede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         8. Parties.
            -------
This Amendment binds and inures to the benefit of Borrower, Parent, Administrative Agent, Lenders and their respective permitted successors and assigns.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]


                                  First Amendment to Amended and Restated
                                     Five-Year Revolving Credit Agreement
                                     -----------------------------------
                                       2

         Signature Page to that certain First Amendment to Amended and Restated Five-Year Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, Comcast Corporation (f/k/a AT&T Comcast Corporation), as Parent, certain Lenders party thereto, and Bank of America, N.A., as Administrative Agent.



COMCAST CABLE COMMUNICATIONS,                 CITIBANK, N.A., as a Lender
INC., as Borrower

By:      /s/ Kenneth Mikalauskas              By:      /s/ Julio Ojea Quintana
         -----------------------                       -----------------------
         Kenneth Mikalauskas                           Julio Ojea Quintana
         Vice President - Finance                      Director



COMCAST CORPORATION (f/k/a AT&T               MIZUHO CORPORATE BANK LTD., as a
Comcast Corporation), as Parent               Lender

By:      /s/ Kenneth Mikalauskas              By:      /s/ Raymond Ventura
         ----------------------                        -------------------
         Kenneth Mikalauskas                           Raymond Ventura
         Vice President - Finance                      Senior Vice President



BANK OF AMERICA, N.A., as
Administrative Agent and as a Lender          BARCLAYS BANK PLC, as a Lender


By:      /s/ Todd Shipley                     By:      /s/ L. Peter Yetman
         ---------------                               -------------------
         Todd Shipley                                  L. Peter Yetman
         Managing Director                             Director



JPMORGAN CHASE BANK, as a Lender              WACHOVIA BANK, NATIONAL
                                              ASSOCIATION, as a Lender

By:      /s/ Tracey Navin Ewing               By:      /s/ Patrick D. Finn
         ----------------------                        -------------------
         Tracey Navin Ewing                            Patrick D. Finn
         Vice President                                Managing Director



THE BANK OF NEW YORK, as a Lender             FLEET NATIONAL BANK, as a Lender


By:      /s/ Michael E. Masters               By:      /s/ Michael D. Elwell
         ----------------------                        ---------------------
         Michael E. Masters                            Michael D. Elwell
         Assistant Vice-President                      Vice President





                Signature Page to First Amendment to Amended and
                 Restated Five-Year Revolving Credit Agreement

         Signature Page to that certain First Amendment to Amended and Restated Five-Year Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, Comcast Corporation (f/k/a AT&T Comcast Corporation), as Parent, certain Lenders party thereto, and Bank of America, N.A., as Administrative Agent.



THE BANK OF NOVA SCOTIA, as a Lender          BANK OF TOKYO-MITSUBISHI TRUST
                                              COMPANY, as a Lender

By:      /s/ Brenda S. Insull                By:      /s/ Spencer Hughes
         --------------------                         ------------------
         Brenda S. Insull                             Spencer Hughes
         Authorized Signatory                         Vice President



DEUTSCHE BANK AG NEW YORK                     LEHMAN COMMERCIAL PAPER INC., as a
BRANCH, as a Lender                           Lender


By:      /s/ William W. McGinty               By:      /s/ Suzanne Flynn
         ---------------------                         -----------------
         William W. McGinty                            Suzanne Flynn
         Director                                      Authorized Signatory

By:      /s/ Christopher S. Hall
         ----------------------
         Christopher S. Hall
         Managing Director

                                              LLOYDS TSB BANK PLC, as a Lender

SUNTRUST BANK, as a Lender
                                              By:      /s/ Windsor R. Davies
                                                       ----------------------
                                                       Windsor R. Davies
By:      /s/ Jeffrey Hauser                            Director
         -----------------
         Jeffrey Hauser
         Director

                                              BNP PARIBAS, as a Lender

MELLON BANK, N.A., as a Lender
                                              By:      /s/ Gregg Bonardi
                                                       ----------------
                                                       Gregg Bonardi
By:      /s/ Nancy E. Gale                             Director
         -----------------
         Nancy E. Gale
         Vice President
                                              By:      /s/ Ben Todres
                                                       --------------
                                                       Ben Todres
                                                       Director


                Signature Page to First Amendment to Amended and
                  Restated Five-Year Revolving Credit Agreement

         Signature Page to that certain First Amendment to Amended and Restated Five-Year Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, Comcast Corporation (f/k/a AT&T Comcast Corporation), as Parent, certain Lenders party thereto, and Bank of America, N.A., as Administrative Agent.



DRESDNER BANK AG NEW YORK                     U.S. BANK NATIONAL ASSOCIATION, as
BRANCH, as a Lender                           a Lender


By:      /s/ Brian Schneider                  By       /s/ Jaycee Earll
          ------------------                           ----------------
          Brian Schneider                              Jaycee Earll
          Vice President                               Assistant Vice President
By:
         /s/ Brian Smith
         --------------
         Brian Smith
         Director



CREDIT SUISSE FIRST BOSTON, as a
Lender


By:      /s/ SoVonna Day Goins
         --------------------
         SoVonna Day Goins
         Vice President


By:      /s/ Doreen B. Welch
         ------------------
         Doreen B. Welch
         Associate



MERRILL LYNCH CAPITAL CORPORATION,
as a Lender


By:      /s/ Nancy E. Meadows
         -------------------
         Nancy E. Meadows
         Assistant Vice President




                Signature Page to First Amendment to Amended and
                  Restated Five-Year Revolving Credit Agreement